UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 28, 2017
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 below with respect to the Purchase Agreement, as amended, and the Registration Rights Agreement, in each case as defined in Item 2.01, is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 28, 2017, Diamondback E&P, LLC, a Delaware limited liability company (the “Buyer”), a wholly-owned subsidiary of Diamondback Energy, Inc., a Delaware corporation (“Diamondback”), completed its acquisition (the “Acquisition”) of certain assets (the “Assets”) from Brigham Resources Operating, LLC (“Brigham Operating”) and Brigham Resources Midstream, LLC (together with Brigham Operating, the “Seller”), each an unrelated third-party seller, under its previously reported Purchase and Sale Agreement (the “Purchase Agreement”) by and among the Seller, Diamondback and the Buyer, dated as of December 13, 2016, as amended and supplemented by that certain First Amendment to Purchase and Sale Agreement, dated as of February 14, 2017, by and among the Seller, Diamondback and the Buyer, and that certain Closing Agreement and Second Amendment, dated as of February 28, 2017, by and among the Seller, Diamondback and the Buyer. The aggregate consideration for the Acquisition was approximately $2.55 billion, consisting of $1.62 billion in cash and the issuance of 7.69 million shares (the “Private Shares”) of Diamondback’s common stock, par value $0.01 per share (the “Common Stock”) (of which approximately 1.15 million shares were placed in an indemnity escrow), to the Seller, subject to certain adjustments.

The material terms of the Purchase Agreement and a description of the Assets were reported in Item 1.01 of Diamondback’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on December 14, 2016 and are incorporated herein by reference.

In connection with the closing of the Acquisition, Diamondback entered into a registration rights agreement (the “Registration Rights Agreement”) with Brigham Operating, Brigham Resources, LLC and Brigham Resources Upstream Holdings, LP (collectively, the “Holders”), pursuant to which Diamondback agreed to file a shelf registration statement (to the extent not previously filed), and to use its reasonable best efforts to cause such shelf registration statement to become effective no later than the 90th day after the effective date of the Registration Rights Agreement, with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the resale of the Private Shares and any shares of Common Stock that may be issued or distributed in respect of such Private Shares upon certain events (collectively, the “Registrable Securities”). Pursuant to the Registration Rights Agreement, Diamondback also agreed to provide certain demand and piggyback registration rights to the Holders. The Registration Rights Agreement contains certain other customary terms and conditions for a transaction of this type. The foregoing description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above regarding the issuance of the Private Shares is incorporated by reference into this Item 3.02. The Private Shares were issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act, as sales by an issuer not involving any public offering.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 above regarding the Registration Rights Agreement is incorporated by reference into this Item 3.03.

Item 7.01. Regulation FD Disclosure.

On March 1, 2017, Diamondback issued a press release announcing the consummation of the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
4.1
Registration Rights Agreement, dated as of February 28, 2017, by and between Diamondback Energy, Inc., Brigham Resources, LLC, Brigham Resources Operating, LLC and Brigham Resources Upstream Holdings, LP.

99.1	Press release dated March 1, 2017 entitled “Diamondback Energy, Inc. Announces Closing of Acquisition from Brigham Resources.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	March 6, 2017
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
4.1
Registration Rights Agreement, dated as of February 28, 2017, by and between Diamondback Energy, Inc., Brigham Resources, LLC, Brigham Resources Operating, LLC and Brigham Resources Upstream Holdings, LP.

99.1	Press release dated March 1, 2017 entitled “Diamondback Energy, Inc. Announces Closing of Acquisition from Brigham Resources.”